Exhibit 10.28

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT

This RESTRICTED STOCK UNIT GRANT, dated as of _________________ (the “Date of Grant”), is delivered by American Water Works Company, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

WHEREAS, commencing with the initial public offering of the shares of common stock of the Company, par value $0.01 per share, (the “Company Stock”), the Committee (as defined in the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan) has determined to grant each member of the Board of Directors of the Company (the “Board”) who is a non-employee director annual stock compensation equivalent in value to $40,000 (the “Equity Award”);

WHEREAS, the Committee has determined that 60% of the value of the Equity Award will consist of a nonqualified stock option and 40% of the value of the Equity Award will consist of restricted stock units;

WHEREAS, the Participant is a non-employee director on the Board; and

WHEREAS, the Committee has determined that the restricted stock unit portion of the Equity Award granted to the Participant shall be issued under the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) and the terms and conditions of such restricted stock unit shall be memorialized in this Grant.

NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Grant and the Plan, the Company hereby grants to the Participant ______ units (the “Restricted Stock Units”). Each unit (a “Unit”) shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable Redemption Date (as defined below).

2. Restricted Stock Unit Account. The Company shall establish and maintain a Restricted Stock Unit account as a bookkeeping account on its records (the “Restricted Stock Unit Account”) for the Participant and shall record in such Restricted Stock Unit Account the number of Restricted Stock Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Restricted Stock Unit Account established for the Participant.

3. Vesting.

(a) Except as provided in subparagraphs (b), (c), (d) or (e) below, the Restricted Stock Units shall become vested on January 1, 2011 (the “Service Date”), provided the Participant continues to provide service to the Company as a director from the Date of Grant through the Service Date.

(b) If at any time prior to the Service Date the Participant ceases to be a director of the Company on account of death or Total Disability (as defined below), the Restricted Stock Units shall fully vest on the date of the Participant’s ceasing to be a director of the Company on account of death or Total Disability. For purposes of this Grant, the term “Total Disability” shall mean that the Participant has been determined to be totally disabled by the Social Security Administration.

(c) If at any time prior to the Service Date the Participant ceases to be a director of the Company on account of Normal Retirement (as defined below), the Participant shall vest in a pro rata portion of the Restricted Stock Unit on the date of the Participant’s cessation of service as a director of the Company on account of Normal Retirement. The pro rated portion that shall vest shall be determined by taking the total number of Units subject to the Restricted Stock Unit, multiplied by a fraction, the numerator of which is the number of whole months that the Participant first began providing service to the Company as a director to the date on which the Participant’s service terminated on account of Normal Retirement (with the month in which the Participant commencing as, and terminating as, a director each counting as a full month) and the denominator of which is thirty-six (36). Any portion of the Restricted Stock Unit that does not become vested as described above shall be forfeited and the Participant shall not have any rights with respect to the vesting or the redemption of the portion of the Restricted Stock Unit that has become forfeited. For purposes of this Grant, the term “Normal Retirement” shall mean, at the time of the Participant’s cessation of service as a director with the Company, that the Participant has attained age 62 and been providing service as a director with the Company for at least five (5) years.

(d) If at any time prior to the Service Date the Participant ceases to be a director of the Company for any reason other than death, Total Disability or Normal Retirement, all of the Units subject to the Restricted Stock Unit shall be immediately forfeited and the Participant shall not have any rights with respect to the vesting or the redemption of any portion of the Restricted Stock Unit.

(e) If at any time prior to the Service Date, but while the Participant is providing service to the Company as a director, a Change of Control (as defined below) occurs, then the Restricted Stock Unit shall become vested on the date of the Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean as such term is defined in the Plan, except that a Change of Control shall not be deemed to have occurred for purposes of this Agreement unless the event constituting the Change of Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations.

(f) The date on which all or any portion of the Restricted Stock Unit becomes vested as described in this Paragraph 3 shall hereinafter be referred to as the “Vesting Date”.

4. Redemption. Unless an election is made pursuant to Paragraph 5 below, the Restricted Stock Units shall be redeemed by the Company on the Vesting Date or as soon as administratively practicable thereafter, but not later than thirty (30) days following the Vesting Date, (the “Redemption Date”). On the Redemption Date (or, if applicable, the Deferred Date, as defined in Paragraph 5 below), all Restricted Stock Units that become vested pursuant to Paragraph 3 above shall be redeemed and converted to an equivalent number of shares of Company Stock, and the Participant shall receive a single sum distribution of such shares of Company Stock, which shall be issued under the Plan. Notwithstanding the foregoing, if the Change of Control does not constitute a permitted change in control event under section 409A of the Code, then the Redemption Date for the Restricted Stock Units shall not be on the occurrence of the Change of Control, but instead shall be the original Vesting Date, as if no Change of Control occurred, or, if elected, the Deferred Date (as defined below). All redemptions pursuant to this Paragraph 4 shall be deemed as a separate payment for purposes of section 409A of the Code.

5. Deferrals.

(a) No later than December 31, 2008, the Participant may make an irrevocable election to defer the Redemption Date of any portion of, or all of, the Restricted Stock Units that vest, to a date that occurs after the Redemption Date by completing the deferral election form provided to the Participant by the Committee, in the form attached hereto as Exhibit B or as subsequently modified to comply with the requirements of section 409A of the Code; provided, however, that if the Redemption Date occurs at any time during the 2008 calendar year, the Participant’s deferral election pursuant to this Paragraph 5(a) shall not become effective. Any such election shall be made in accordance with section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code.

(b) After December 31, 2008, the Participant may make an irrevocable election to defer the Redemption Date (or further defer the Deferred Date (as defined below), if applicable) of any of the Restricted Stock Units that vest to a later date, provided that (i) the election shall not take effect until at least twelve (12) months after the date on which the election is made, (ii) the new Redemption Date cannot be earlier than five (5) years from the original Redemption Date under Paragraph 4 above (or five (5) years from the previously applicable Deferred Date, if a subsequent deferral of a Deferred Date is being made), and (iii) the election must be made no less than twelve (12) months prior to the date of the Redemption Date (twelve (12) months prior to the previously applicable Deferred Date, if a subsequent deferral of a Deferred Date is being made). To defer the Redemption Date, the Participant must complete the deferral election form provided to the Participant by the Committee, in the form attached hereto as Exhibit A or as subsequently modified to comply with the requirements of section 409A of the Code. Any such election shall be made in accordance with section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code.

(c) If a Redemption Date is delayed one or more times pursuant to this Paragraph 5, the new Redemption Date shall be referred to as the “Deferred Date.” All redemptions pursuant to this Paragraph 5 shall be deemed as a separate payment for purposes of section 409A of the Code.

6. Dividend Equivalents. Until the Redemption Date (or the Deferred Date, if elected), if any dividends are declared with respect to the shares of Company Stock, the Company shall credit to a dividend equivalent account (the “Dividend Equivalent Account”) the value of the dividends that would have been distributed if the Restricted Stock Units credited to the Participant’s Restricted Stock Unit Account at the time of the declaration of the dividend were shares of Company Stock. On the Redemption Date (or the Deferred Date, if applicable), the Company shall pay to the Participant a lump sum cash payment equal to the value of the dividends created to the Participant’s Dividend Equivalent Account; provided, however, that any dividends that were credited to the Participant’s Dividend Equivalent Account that are attributable to Units that have been forfeited as provided in Paragraph 3 above shall be forfeited and not payable to the Participant. No interest shall accrue on any dividend equivalents credited to the Participant’s Dividend Equivalent Account. Each cash payment pursuant to this Paragraph 6 shall be deemed as a separate payment for purposes of section 409A of the Code.

7. Change of Control. Except as set forth in Paragraph 3(e) of this Grant, the provisions set forth in the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Code.

8. Acknowledgment by Participant. By accepting this Grant, the Participant acknowledges that with respect to any right to redemption or distribution pursuant to this Grant, the Participant is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Participant hereby covenants for himself or herself, and anyone at any time claiming through or under the Participant not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Participant also hereby agrees to be bound by the terms and conditions of the Plan and this Grant. The Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this Grant and the Plan and the Participant’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Participant.

9. Restrictions on Issuance or Transfer of Shares of Company Stock.

(a) The obligation of the Company to deliver shares of Company Stock upon the redemption of the Restricted Stock Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock and the payment of cash to the Participant pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b) As a condition to receive any shares of Company Stock on the Redemption Date (or the Deferred Date, if applicable), the Participant agrees:

(i) to be bound by the Company’s policies regarding the limitations on the transfer of such shares, and understands that there may be certain times during the year that the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares; and

(ii) that the shares of Company Stock obtained by the Participant upon the redemption of the Restricted Stock Units shall not be tradable until the Participant owns enough shares, measured using the average price per share of all shares of Company Stock the Participant owns outright, stock or stock units held in deferred compensation plans, including tax-qualified retirement plans, and time-based restricted stock, to meet or exceed 300% of the Participant’s annual retainer.

10. Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. This Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Company Stock, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Participant’s acceptance of this grant is the Participant’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Grant and the Plan.

11. No Rights as Stockholder. The Participant shall not have any rights as a stockholder of the Company, including the right to any cash dividends (except as provided in Paragraph 6), or the right to vote, with respect to any Restricted Stock Units.

12. No Rights to Continued Employment or Service. This Grant shall not confer upon the Participant any right to be retained in the service of the Employer and shall not interfere in any way with the right to terminate the Participant’s service at any time. The right to terminate at will the Participant’s service at any time for any reason is specifically reserved.

13. Assignment and Transfers. No Restricted Stock Units or dividend equivalents awarded to the Participant under this Grant may be transferred, assigned, pledged, or encumbered by the Participant and a Restricted Stock Unit shall be redeemed and a dividend equivalent distributed during the lifetime of the Participant only for the benefit of the Participant. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Unit or dividend equivalent by the Participant shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Grant may be assigned by the Company without the Participant’s consent.

14. Withholding. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant, vesting or redemption/distribution of the Restricted Stock Units and dividend equivalents. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Company with respect to the Restricted Stock Units by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal, state, local and other tax liabilities.

15. Effect on Other Benefits. The value of shares of Company Stock and dividend equivalents distributed with respect to the Restricted Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company. Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

16. Applicable Law. The validity, construction, interpretation and effect of this Grant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

17. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

18. Section 409A of the Code. As applicable, this Grant is intended to comply with the requirements of section 409A of the Code and shall be interpreted to avoid any penalty sanctions under section 409A of the Code. If any redemption or distribution cannot be provided or made at the time specified herein or as elected by the Participant, then such redemption or distribution shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed. Notwithstanding anything herein to the contrary, the Committee may, without the Participant’s consent, amend this Grant or any election by a Participant to comply with the requirements of section 409A of the Code to the extent the Committee determines, in the sole discretion, that such amendments are necessary.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant, effective as of the Date of Grant.

AMERICAN WATER WORKS COMPANY, INC.

By:

Its:

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